AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 1, 2001

                                               REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________
                              EMERITUS CORPORATION
             (Exact name of Registrant as specified in its charter)



                          WASHINGTON                                         91-1605464
(State or other jurisdiction of incorporation or organization)  (I.R.S. Employer Identification No.)



                         3131 ELLIOTT AVENUE, SUITE 500
                            SEATTLE, WASHINGTON 98121
          (Address of principal executive offices, including zip code)

       EMERITUS CORPORATION AMENDED AND RESTATED 1995 STOCK INCENTIVE PLAN
         EMERITUS CORPORATION AMENDED 1998 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                              RAYMOND R. BRANDSTROM
               VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER
                              EMERITUS CORPORATION
                         3131 ELLIOTT AVENUE, SUITE 500
                            SEATTLE, WASHINGTON 98121
                                 (206) 298-2909
 (Name, address and telephone number, including area code, of agent for service)
                             ______________________
                                    COPY TO:
                              MICHAEL E. STANSBURY
                                PERKINS COIE LLP
                          1201 THIRD AVENUE, 40TH FLOOR
                         SEATTLE, WASHINGTON 98101-3099
                                 (206) 583-8888


                                            CALCULATION  OF  REGISTRATION  FEE



TITLE OF SECURITIES                         AMOUNT TO BE     PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
TO BE REGISTERED                            REGISTERED(1)   OFFERING PRICE PER   AGGREGATE OFFERING   REGISTRATION FEE
                                                                  SHARE(2)            PRICE(2)
                                            -------------  --------------------  ------------------   ----------------

COMMON STOCK, PAR VALUE $.0001, UNDER THE:
------------------------------------------
EMERITUS CORPORATION AMENDED AND
RESTATED 1995 STOCK INCENTIVE PLAN . . . .        400,000  $               1.73  $           692,000  $             173
------------------------------------------  -------------  --------------------  -------------------  -----------------
EMERITUS CORPORATION AMENDED 1998
EMPLOYEE STOCK PURCHASE PLAN . . . . . . .        200,000  $               1.73  $           346,000  $              87
------------------------------------------  -------------  --------------------  -------------------  -----------------
TOTAL: . . . . . . . . . . . . . . . . . .        600,000                                             $             260
==========================================  =============  ====================  ===================  =================



(1) Together with an indeterminate number of additional shares, which may be necessary to adjust the number of shares reserved for issuance pursuant to the plans as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding common stock.

(2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price per share under the plans is estimated to be $1.73 based on the average of the high ($2.01) and low ($1.45) sales prices for the common stock on September 24, 2001 as reported by the American Stock Exchange.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  CERTAIN  DOCUMENTS  BY  REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration
Statement:

     (a) The Registrant's Annual Reports on Form 10-K and Form 10-K/A for the year ended December 31, 2000, filed on April 2, 2001 and April 30, 2001, respectively, which contain audited financial statements for the most recent fiscal year for which such statements have been filed;

(b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the Commission on May 15, 2001;

(c) The Registrant's current report on Form 8-K, filed with the Commission on July 18, 2001;

(d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed with the Commission on August 14, 2001; and

(e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed on September 287, 1995 under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregister the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM  4.     DESCRIPTION  OF  SECURITIES

     Not  applicable.

ITEM  5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

     None.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act set forth certain mandatory and permissive provisions that a Washington corporation may utilize in indemnifying and/or advancing expenses to its directors, officers, employees and agents. Section 23B.08.560 of the Washington Business Corporation Act also authorizes a corporation to adopt its own provisions governing indemnification and advancement of expenses. Such provisions must be contained in the corporation's articles of incorporation, a bylaw adopted or ratified by shareholders or a resolution adopted or ratified by shareholders. In no case, however, may such provisions authorize indemnification or advancement of expenses to any director, officer, employee or agent for (a) acts or omissions finally adjudged to be intentional misconduct or a knowing violation of law, (b) conduct finally adjudged to be in violation of
Section 23B.08.310 of the Washington Business Corporation Act (regarding unlawful distributions) or (c) any transaction with respect to which it was finally adjudged that such person personally received a benefit in money, property or services to which such person was not entitled. Section 10 of the Registrant's Amended and Restated Bylaws provides for indemnification of the Registrant's directors, officers, employees and agents to the extent permitted by Washington law.

Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving (a) intentional misconduct or knowing violation of law, (b) conduct violating Section 23B.08.310 of the Washington Business Corporation Act (regarding unlawful distributions) or (c) any transaction with respect to which such director personally received a benefit in money, property or services to which such director was not legally entitled. Article 8 of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

The Registrant maintains an insurance policy, insuring its officers and directors against losses and liabilities (with certain exceptions and certain limitations) arising from certain alleged wrongful acts, including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty. The Registrant also has entered into indemnification agreements with certain of its officers and directors.

ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED

     Not  applicable.

ITEM  8.     EXHIBITS



Exhibit
 Number   Description
--------  ======================================================================================

    5.1     Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered
   23.1     Consent of KPMG LLP
   23.2     Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)
   24.1     Power of Attorney (see signature page)
   99.1     Emeritus Corporation Amended and Restated 1995 Stock Incentive
            Plan (incorporated by reference to Exhibit 99 (d) 1 to Emeritus
            Corporation's Tender Offer Statement on Schedule TO-I, filed on May
            9, 2001)
   99.2     Emeritus Corporation 1998 Employee Stock Purchase Plan
            (incorporated by reference to Appendix B to Emeritus Corporation's
            Proxy Statement on Schedule 14A, filed on August 17, 2001)



ITEM  9.  UNDERTAKINGS

A.     The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 28th day of September, 2001.

EMERITUS  CORPORATION

/s/Daniel  R.  Baty
-------------------
By:     Daniel  R.  Baty
        Chairman  of  the  Board  of  Directors  and  Chief  Executive  Officer


                                POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Daniel R. Baty and Raymond R. Brandstrom, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all post-effective amendments to this Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 28th day of September, 2001.



                         SIGNATURE                                                      TITLE
-----------------------------------------------------------  -----------------------------------------------------------
/s/Daniel R. Baty
Daniel R. Baty. . . . . . . . . . . . . . . . . . . . . . .  Chairman of the Board of Directors and Chief Executive
                                                             Officer (Principal Executive Officer)
/s/Raymond R. Brandstrom
Raymond R. Brandstrom . . . . . . . . . . . . . . . . . . .  Vice President, Finance, Chief Financial Officer, Secretary
                                                             and Director (Principal Financial and Accounting Officer)
/s/Patrick Carter
Patrick Carter. . . . . . . . . . . . . . . . . . . . . . .  Director

/s/Charles P. Durkin, Jr.
Charles P. Durkin, Jr.. . . . . . . . . . . . . . . . . . .  Director

/s/David T. Hamamoto
David T. Hamamoto . . . . . . . . . . . . . . . . . . . . .  Director

/s/Motoharu Iue
Motoharu Iue. . . . . . . . . . . . . . . . . . . . . . . .  Director

/s/David W. Niemiec
David W. Niemiec. . . . . . . . . . . . . . . . . . . . . .  Director


INDEX  TO  EXHIBITS


Exhibit
 Number   Description
--------  ======================================================================================

    5.1     Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered
   23.1     Consent of KPMG LLP
   23.2     Consent of Perkins Coie LLP (included in opinion filed as Exhibit 5.1)
   24.1     Power of Attorney (see signature page)
   99.1     Emeritus Corporation Amended and Restated 1995 Stock Incentive
            Plan (incorporated by reference to Exhibit 99 (d) 1 to Emeritus
            Corporation's Tender Offer Statement on Schedule TO-I, filed on May
            9, 2001)
   99.2     Emeritus Corporation 1998 Employee Stock Purchase Plan
            (incorporated by reference to Appendix B to Emeritus Corporation's
            Proxy Statement on Schedule 14A, filed on August 17, 2001)